                                                                  EXHIBIT 10.18

                          POST-RESTRUCTURING AGREEMENT

         This POST-RESTRUCTURING AGREEMENT ("Agreement") is entered into this 8th day of June, 1999 by and among WCC Inc., a Nevada Corporation ("New Servicer"), Capital Consultants, Inc., an Oregon corporation, for itself and as agent for any investors it represents ("CCI") or its successors or assigns, Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG"), and Wilshire Credit Corporation, a Nevada corporation, which shall change its name to Capital Wilshire Holdings, Inc. ("CWH").

                                    RECITALS

A. WFSG, CWH, Wilshire Servicing Corporation ("WSC"), Portland Servicing Corporation ("PSC"), Andrew Wiederhorn, Lawrence Mendelsohn and CCI have entered into that certain Amended and Restated Restructuring Agreement dated January 19, 1999 (the "Restructuring Agreement").

B. The Restructuring Agreement contemplates the restructuring of WFSG, CWH and WSC and the creation of New Servicer, which will be the sole provider of real estate and loan management services for WFSG and its subsidiaries.

C. Pursuant to Section 8(C) of the Restructuring Agreement, CCI formed a corporation which in turn formed a wholly-owned corporate subsidiary ("CWH Mergeco Sub Corp."). CWH will merge with CWH Mergeco Sub Corp. CWH shall be the surviving corporation and upon termination of that certain Transition Servicing Agreement among New Servicer dated even herewith (the "Transition Servicing Agreement") shall change its name from Wilshire Credit Corporation to Capital Wilshire Holdings, Inc.

D. Pursuant to the Restructuring Agreement, CWH will assign to New Servicer all of its right, title and interests in all of its assets (including, without limitation, the right to the name Wilshire Credit Corporation and all rights to and under all insurance policies) in exchange for the Class B Common Stock of the New Servicer ("Class B Stock") and the assumption by New Servicer of all of the liabilities of CWH (other than obligations under the WCC Loan Agreement and Claims (as each term is defined in the Restructuring Agreement) against CWH or
PSC).

E. Pursuant to the Restructuring Agreement, WFSG will contribute all of the outstanding common stock of WSC to New Servicer for all of the outstanding Class A common stock of New Servicer ("Class A Stock").

F. New Servicer will receive material benefits, both direct and indirect, from the consummation of the transactions contemplated by the Restructuring Agreement.



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


G. The parties hereto desire to document the respective obligations of each party upon the consummation of the Restructuring.

                                    AGREEMENT

         For good and valuable consideration, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Restructuring Agreement.

2. INDEBTEDNESS. New Servicer agrees solely for the benefit of the holder of the New Servicer Class B Common Stock that neither it nor any subsidiary performing loan servicing shall incur debt for borrowed money other than debt incurred for working capital to finance the operations of New Servicer or such subsidiary as a loan servicer (including, without limitation, the financing of advances made by New Servicer or such subsidiary, as servicer, with respect to loans, REO properties and servicing expenses in the ordinary course of business) and to finance the acquisition of servicing rights; provided that such operations and acquisitions shall be on a good faith, arms-length basis, at fair market value in connection with the business of New Servicer or such subsidiary as a servicing company.

3. SERVICING. New Servicer and its subsidiaries shall be the sole servicer for WFSG and its subsidiaries for servicing performed in the United States and any such servicing agreements which are held or acquired by WFSG or any such subsidiary other than New Servicer shall be transferred to New Servicer (unless, in relation to those servicing agreements for which Wilshire Servicing Corporation ("WSC") is master servicer, the consent of a third party would be required for such transfer, in which case such agreements will be subserviced to New Servicer); provided, however, if the Office of Thrift Supervision (or other similar governing body) requires or recommends (and officers of the bank determines that it is prudent to follow such recommendation) that the servicing for First Bank of Beverly Hills, FSB and its subsidiaries (the "Bank") be effected by a third party, this provision shall not apply to the servicing for the Bank; provided, that, in such event, for purposes of the calculation contemplated with respect to the exchange rights of the Class B Common Stock of New Servicer contained in that certain Exchange Rights Agreement between WFSG and CCI of this same date ("Exchange Agreement"), the parties shall impute to the total earnings of New Servicer an amount equal to the earnings which would have been earned had New Servicer continued to be the servicer for the Bank during the applicable calculation period. New Servicer shall not transfer the stock of WSC without the prior written consent of CWH, except that WSC and New Servicer may merge without the consent of CWH.

4. WFSG DIVIDENDS. Dividends declared by WFSG during the twenty-four month period in which New Servicer Class B Common Stock may not be exchanged for WFSG common


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


stock pursuant to the Exchange Agreement shall be shared pro rata (determined at the time of declaration as though the New Servicer Class B Common Stock had been converted to WFSG common stock pursuant to the Exchange Agreement) pursuant to the Exchange Agreement with the holder of the New Servicer Class B Common Stock; provided, that such dividends (including stock rights or similar rights) may be held in escrow pending the conversion of the New Servicer Class B Common Stock into WFSG common stock; provided, however, that such dividends shall not be so shared with the holder of the New Servicer Class B Common Stock to the extent such dividends represent a pass-through of dividends declared and distributed by New Servicer and shared with the holder of the New Servicer Class B Common Stock pursuant to Article III, Section 1 of New Servicer's Amended and Restated Articles of Incorporation.

5. NOTICE OF LIQUIDATION. In the event WFSG determines that it is necessary or prudent to liquidate its assets, WFSG shall use its best efforts (subject to the fiduciary and other legal obligations imposed upon its board of directors, including obligations concerning confidentiality and restrictions under applicable securities law) to:

              A. Provide commercially reasonable prior notice (taking into account the specific facts and circumstances) to CCI or CCI's assignee if such assignee is Sterling Capital, LLC (together, "CCI/Sterling") of any such action undertaken by WFSG;

              A. Provide CCI/Sterling with the same information as is provided the board of directors concerning the proposed liquidation and to provide representatives of CCI/Sterling the opportunity to attend meetings of the board of directors relating to the proposed liquidation;

              A. Provide CCI/Sterling a commercially reasonable time (taking into account the specific facts and circumstances) in which CCI/Sterling may offer to purchase the assets of WFSG and obtain financing therefor or entertain offers from other potential buyers.

6. INFORMATION TO SHAREHOLDERS. So long as the New Servicer Class B Common Stock is pledged to or owned by CCI/Sterling, WFSG shall provide to CCI/Sterling promptly upon the filing or sending thereof, a copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by WFSG with the SEC or any securities exchange and of each communication from WFSG to shareholders generally. In addition, WFSG shall provide, on or before April 30 of each year, a certificate of its chief financial officer that the expenses of New Servicer for the immediately preceding fiscal year have been allocated on a commercially reasonable basis in accordance with GAAP between New Servicer and WFSG. In addition, WFSG shall use its best efforts (subject to the fiduciary obligations imposed upon its board of directors, including obligations concerning confidentiality and restrictions under applicable securities law) to promptly notify CCI/Sterling of any offers for the sale of WFSG which are under serious consideration, including the price and material terms. Further, New Servicer shall provide to CCI/Sterling, upon the written request of CCI/Sterling, New Servicer's quarterly income statement and balance sheet prepared in conjunction with the preparation of financial statements by WFSG (it being acknowledged by all parties that such income statement and balance sheet may not be prepared in accordance with GAAP).

7.       POST-CLOSING CONTRIBUTIONS.

         A. Section 1 of Article III of New Servicer's Amended and Restated Articles of Incorporation (the "Articles") provides as follows:

                  If at any time after the date hereof the holders of shares of either the Class A Stock or the Class B Stock makes a capital contribution to New Servicer that is not matched by the holders of the Class A Stock or the Class B Stock, as the case may be, pro rata according to their respective dividend rights set forth in Section 1 of Article III of the Articles (a "Post-Closing Contribution"), New Servicer may declare and distribute a special dividend solely to the shareholders making the Post-Closing Contribution as follows: (i) if the Post-Closing Contribution consists of cash, an amount equal to such contribution or (ii) if the Post-Closing Contribution consists of an asset, the asset so contributed (or the proceeds thereof); PROVIDED that no additional contribution by the holders of Class B Stock made in connection with that certain Transition Servicing Agreement shall be deemed a Post-Closing Contribution.

         B. If either WFSG or CCI elects to make a Post-Closing Contribution (as defined in and contemplated by Section 1 of Article III of New Servicer's Amended and Restated Articles of Incorporation), such party shall use reasonable efforts to provide notice to the other party of such contribution, including the nature and value of such contribution.

         C. If New Servicer elects to make a distribution of the Post-Closing Contribution to the shareholder having made such contribution, it shall give the shareholder not making such contribution notice within 30 days after such distribution.

         D. In the case of a distribution relating to a Post-Closing Contribution consisting of an asset, if the shareholder receiving the notice referred to in Section 7(B) reasonably believes that the value of such distribution exceeds the value of the

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

                  Post-Closing Contribution to which the distribution relates, such shareholder shall have the right to demand an independent appraisal of the value of such distribution and the Post-Closing Contribution to which the distribution relates. If the appraised value of the Post-Closing Contribution is less than 90 percent of the value of the distribution, the shareholder receiving the distribution shall be responsible for the costs of the appraisal. If the appraised value of the Post-Closing Contribution is 90 percent or more of the value of the distribution, the shareholder demanding the appraisal shall be responsible for the costs of the appraisal.

8. VOTING AGREEMENT. In the event that CWH elects to convert its shares of Class B Stock into Class A Stock, as a condition precedent to such conversion CWH and New Servicer shall enter into a voting agreement substantially in the form attached as EXHIBIT A.

9.       INTERPRETATION.

                  (a) AMBIGUITIES. The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement; consequently, the rule of contract interpretation, that ambiguities, if any, in a writing be construed against the drafter, shall not apply.

                  (b) HEADINGS. The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

                  (c) GOVERNING LAW. The parties intend that this Agreement shall be governed by and construed in accordance with the laws of the state of Oregon applicable to contracts made and wholly performed within Oregon by persons domiciled in Oregon, without regard to choice of law rules.

                  (d) SEVERABILITY. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement. Furthermore, in lieu of each such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.


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


10. ACCOUNTS. As of January 19, 1999, CCI, in addition to that certain account in the name of Wilshire Credit Corporation existing at Bear Stearns (Account No. 277-04722-1-1), was entitled to all funds contained in that certain account in the name of Wilshire Credit Corporation existing at First American Title Company (Money Market Account No. 98-160944A) and in that certain account in the name of Portland Servicing Corporation existing at Bear Stearns (Account No. 277-05050-1-0), and Wilshire Credit Corporation and Portland Servicing Corporation each released their respective interests in such accounts as of January 19, 1999.

11. DISSOLUTION OF CWH. CWH shall not dissolve within two years of the date of this Agreement.

12. TERMINATION. The respective rights and obligations of the parties contained in this Agreement shall terminate upon the exchange of the New Servicer Class B Common Stock for WFSG Common Stock pursuant to the Exchange Agreement or the liquidation of New Servicer. The respective rights and obligations of the parties contained in Sections 2, 3, 5 and 6 shall terminate upon the earlier of the conversion of the New Servicer Class B Common Stock into shares of New Servicer Class A Common Stock.

12. INTEGRATION; AMENDMENT. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained in such document and such document supersedes all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof. This Agreement may not be amended except in writing executed by all of the parties hereto.

13. WAIVER. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or of any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

14. NOTICE. All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

If to WFSG:                1776 S.W. Madison
                           Portland, OR 97207-8517
                           Attn:    Andrew A. Wiederhorn
                                    Lawrence A. Mendelsohn
                           Facsimile No. (503) 223-8799

                  With copies to:   Stoel Rives LLP
                           900 SW Fifth Avenue
                           Portland, Oregon  97204
                           Attn:  Gary R. Barnum
                           Facsimile No. (503) 220-2480

If to New Servicer:        1705 SW Taylor Street
                           Portland, OR 97207
                           Attn:  Phillip Vincent
                           Facsimile No. (503) 952-7476

                  With copies to:   Stoel Rives LLP
                           900 SW Fifth Avenue
                           Portland, Oregon  97204
                           Attn:  Gary R. Barnum
                           Facsimile No. (503) 220-2480

If to CCI or CWH:          Capital Consultants, Inc.
                           2300 S.W. First Ave.
                           Portland, Oregon 97201
                           Attn:    Linda Lucas
                           Facsimile No. (503) 224-4355

                  With copies to:   Lane Powell Spears Lubersky LLP
                           520 S.W. Yamhill Street, Suite 800
                           Portland, Oregon 97204
                           Attn: Robert E. Maloney, Jr.
                           Facsimile No. (503) 224-0388

15. DISPUTE RESOLUTION. Other than claims for specific performance, injunctive or other equitable relief, which shall be resolved by appropriate court action, and claims arising from or related to a bankruptcy petition filed by or against any person, which shall be resolved in bankruptcy court, any dispute between any of the parties to this Agreement, whether or not arising out of this Agreement, will be resolved by binding arbitration in Portland, Oregon, conducted in accordance with the provisions of ORS 36.300 ET SEQ., including any amendments thereto. The arbitration shall take place in Portland, Oregon, and the parties shall have full and complete rights to all discovery provided in accordance with the Oregon Rules of Civil Procedure, including but not limited to depositions, requests for production of documents, requests for admissions, and as otherwise provided in said Rules of Civil Procedure. The parties shall mutually agree to selection of the arbitrator, and agree that disputes under five (5) million dollars shall be decided by a single arbitrator. Any dispute in excess of that amount shall be determined by three arbitrators. In the event the parties are unable to agree, such arbitrator or arbitrators shall be selected by the presiding circuit court judge for Multnomah County, District No. 4. Any requests or pendency of the arbitration shall not be a bar or in any way a defense to either party seeking appropriate specific performance or equitable relief from any court of competent jurisdiction or from a bankruptcy court consistent with the terms of this Agreement. The award of arbitration shall be final and judgment shall be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

16. ATTORNEY FEES. If any suit or action arising out of or related to this Agreement is brought by any party hereto, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorney fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such party or parties in such suit or action, including without limitation at arbitration, trial, any post-trial or appellate proceeding, or in any bankruptcy proceeding.

17. SURVIVAL; ASSIGNMENT; BINDING EFFECT. The representations, warranties and covenants contained in this Agreement shall survive the closing of the transactions contemplated herein. This Agreement shall bind and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs, and assigns.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

         IN WITNESS WHEREOF, the parties hereto execute this Services Agreement as of the date first written above.

                                         WCC INC.,
                                         a Nevada corporation

                                         By:____________________________________
                                         Name:  Phillip Vincent
                                         Title:    President

                                         WILSHIRE FINANCIAL SERVICES GROUP INC.,
                                         a Delaware corporation

                                         By:____________________________________
                                         Name:
                                         Title:

                                         WILSHIRE CREDIT CORPORATION,
                                         a Nevada corporation

                                         By:____________________________________
                                         Name:  Jeffrey L. Grayson
                                         Title:    President

                                         CAPITAL CONSULTANTS, INC.,
                                         an Oregon corporation, for itself and
                                         as agent for its Investors

                                         By:____________________________________
                                         Name:  Jeffrey L. Grayson
                                         Title:    President

                                                                      EXHIBIT A

                                VOTING AGREEMENT

         This VOTING AGREEMENT (the "Agreement") dated as of _________, 1999, is among WCC Inc., a Nevada corporation (the "Company") and ________ as holders of Class B Common Stock of the Company (the "Holders").

        RECITALS

         A. WHEREAS, the Holders propose to convert their shares of the Company's Class B Common Stock (the "Class B Stock") for shares of the Company's Class A Common Stock (the "Class A Stock") pursuant to the Company's Amended and Restated Articles of Incorporation (the "Converted Stock"); and

         B. WHEREAS, the parties hereto desire to provide for the Holders to vote their shares of Converted Stock in a certain manner with respect to all business of the Company.

         AGREEMENT

                  NOW, THEREFORE, in reliance on the foregoing Recitals and in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. No Transfer of Voting Stock in Violation of this Agreement. Until this Agreement is terminated, as provided herein, no party to this Agreement will transfer any voting stock in the Company to any person not a party to this Agreement immediately prior to such transfer, unless such transferee, as a condition of such transfer, becomes a party to this Agreement by executing a signature page hereto and by delivering a copy thereof to the Company. Each certificate representing voting stock of the Company issued in the name of a party to this Agreement shall contain substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AMONG CERTAIN STOCKHOLDERS, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY OR MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

         The Company shall not permit the transfer of any such shares of voting stock on its books or issue a new certificate upon transfer of any such voting stock unless the person to whom such voting stock is to be transferred shall have become a party to this Agreement.

         2. Voting of Shares. Each Holder of Class B Stock executing this Agreement, upon conversion of such Class B Stock pursuant to its terms into Class A Stock shall, in voting on any matter, vote all shares of voting stock of the Company as to which such party has voting discretion, consistent with the voting on a pro rata basis of the Class A Stock outstanding prior to the conversion of any shares of Class B Stock.

         3. Grant of Proxy. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

         4. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

         5. Term and Termination. This Agreement shall become effective upon the conversion of the Class B Stock into Class A Stock and shall continue in full force and effect through the earliest of the following dates, on which it shall terminate in its entirety:

                  5.1 The consummation of the Company's sale of its common stock in a bona fide, firm commitment, underwritten public offering pursuant to an effective registration statement on Form S-1 (or its successor form) under the Securities Act of 1933, as amended.

                  5.2 A merger or consolidation of the Company into or with another corporation after which the shareholders of the Company immediately before such transaction shall own less than 50% of the voting equity securities of the surviving corporation or its parent; or

                  5.3 The sale, lease, transfer, or other disposition of all or substantially all of the Company's assets.

         6.       Miscellaneous.

                  6.1 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable, and appropriate injunctive relief may be applied for and granted in connection therewith. In any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim of defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists. Such equitable remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that any party may have under this Agreement or otherwise.

                  6.2 Other Voting Agreements. The Holders represent and agree that they are not and will not become parties to any voting trust, agreement for voting control, or other like agreement involving any of the voting equity securities of the Company owned by them during the term of this Agreement, which trust or agreement is in conflict with the terms of this Agreement.

                  6.3 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the state of Oregon, exclusive of choice of law rules.

                  6.4 Amendment. Any term or provision of this Agreement may be amended only by a writing signed by the Company, the parties and a majority of the holders of Class A Stock.

                  6.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  6.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

                  6.7 Absence of Third-Party Beneficiary Rights. No provisions of this Agreement are intended nor shall be interpreted to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder or partner of any party hereto, or any other person, unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

                  6.8 Entire Agreement. This Agreement, the documents referenced herein and the exhibits thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to such subject matters.

         [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:            WCC INC.

                        By:______________________________
                        Name:
                        Title:

HOLDERS:                [HOLDER]

                        By:______________________________
                        Name:
                        Title:

                        [HOLDER]

                        By:______________________________
                        Name:
                        Title: